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                                  EXHIBIT 32.2

                               CCFNB BANCORP, INC.

                           PRINCIPAL FINANCIAL OFFICER
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. Section 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with this amendment to the Annual Report of CCFNB Bancorp, Inc. (the "Company") on Form 10-K for the year-ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Virginia D. Kocher, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      3.    this Report, as amended, fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      4. The information contained in this Report, as amended, fairly represents, in all material respects the financial condition and result of operations of the Company as of December 31, 2004.

Date: August 8, 2005                    /s/ Virginia D. Kocher
                                        ---------------------------------------
                                        Virginia D. Kocher
                                        Treasurer (Principal Financial Officer)

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